UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2008

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah	84070
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Thomas A. Murdock and William A. Maasberg, Jr.

On Wednesday, March 5, 2008, Thomas A. Murdock resigned as Chairman of the Board, President, and Chief Executive Officer of Fonix Corporation, a Delaware corporation (the “Company”).  Additionally, Mr. Murdock resigned all officer and director positions he held with Fonix Speech, Inc., Fonix/AcuVoice, Inc., Fonix/Papyrus Corporation, Fonix UK, Ltd., and Fonix Sales, Korea Group, Ltd., all subsidiaries of the Company.

Additionally, on Wednesday, March 5, 2008, William A. Maasberg resigned as director of the Company.

Appointment of New Chairman, President, and Chief Executive Officer

In connection with the resignation of Messrs. Murdock and Maasberg, the Company appointed Roger D. Dudley, who is currently serving as the Company’s Executive Vice President and Chief Financial Officer, as the Company’s Chairman, President, and Chief Executive Officer.  Mr. Dudley will continue to serve as Chief Financial Officer.  Following the resignations of Messrs. Murdock and Maasberg, Mr. Dudley is the sole director of the Company.

Information relating to Mr. Dudley can be found in the Company’s most recent proxy statement, filed with the SEC on December 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: March 5, 2008

	By:	/s/ Roger D. Dudley
Roger D. Dudley
President and Chief Executive Officer
(Principal Executive Officer)